UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Telidyne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	82-5139000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

112 W 34 St., Ste 18006

New York, NY 10016

Tel. no. (646) 383-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporations & Companies, Inc.

910 Foulk Road, Ste. 201

Wilmington, DE 19803

(302) 652-4800 (Tel.)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

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EXPLANATORY NOTE

This Registration Statement on Form S-1 (the “Registration Statement”) is being filed to register the sale of up to 3,000,000 shares at a fixed price of $3.00 per share in a direct offering (the “Primary Offering”) and the sale by the selling security holders of up to 1,000,000 common shares (the “Secondary Offering”) at a price of $3.00 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  See “Plan of Distribution” contained in the prospectus.

We will only receive proceeds under the Primary Offering and we will not receive any proceeds from the sale of shares in the Secondary Offering. See “Use of Proceeds,” “Plan of Distribution and Determination of Offering Price” and “Dilution” as contained in the prospectus.

This Registration Statement contains only one prospectus and such prospectus will be the sole prospectus for the Primary Offering and the Secondary Offering.

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SUBJECT TO COMPLETION, November 5, 2019

The information contained in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TELIDYNE, INC.

PROSPECTUS

3,000,000 PRIMARY SHARES

1,000,000 SECONDARY SHARES

We are offering up to 3,000,000 Shares in a direct offering (the “Primary Offering”). The shares will be offered at a fixed price of $3.00 per share for the duration of the Primary Offering, even if our stock price in the market reflects differently. There is no minimum number of shares that must be sold by us for the Primary Offering to proceed and there is no assurance that we will sell any shares under the Primary Offering. We will retain the proceeds from the sale of any of the offered shares. The shares to be sold by us will be sold on our behalf by our President, Aron Govil, on a best efforts basis. Mr. Govil will not receive any commission on proceeds from the sale of our common shares on our behalf. See “Plan of Distribution and Determination of Offering Price.”

The selling security holders named in this prospectus are offering 1,000,000 common shares (the “Secondary Offering”).  We will not receive any proceeds from the sale of shares being sold by selling security holders.

The prices at which the selling security holders may sell their shares will be fixed at a price of $3.00 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.  The selling security holders may resell their shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  In addition, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be an “underwriter” in connection with such sales.  The selling security holders named in this prospectus will bear the costs of all commission or discounts, if any, attributable to the sale of their shares.  We are bearing the costs, expenses and fees associated with the registration of the common shares in this prospectus.  See “Plan of Distribution and Determination of Offering Price.”

The Primary Offering and the Secondary Offering will terminate one year after this registration statement is declared effective by the SEC.  We do not have any arrangements to place any proceeds of the offering in escrow, trust or any other similar account.

Our Common Stock is quoted on the OTCPink under the symbol TLDN. On July 23, 2019, the last reported sales price for our Common Stock was $250 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus titled “Risk Factors” on page 7 before buying any common shares.

Aron Govil, presently, owns 80% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 37%. Due to his ownership of Series A Preferred Shares he is able to have majority voting power regardless of his common stock holdings and hence he will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Govil’s interests may not necessarily be in the best interests of the shareholders in general.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated November 5, 2019

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PROSPECTUS

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SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “Telidyne” refers to Telidyne, Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common shares.

Our Business

Telidyne Inc. ("Telidyne" or the "Company") is a technology platform company offering digital and mobile payments on behalf of consumers and merchants worldwide through its proprietary mobile App payment platform TELIBIT.

Telidyne’s mobile payment platform enables our users to send and receive payments. We are also developing a two-sided network where both merchants and consumers can have Telibit accounts with a digital wallet balance functionality. Our payment service enables the completion of payments on our Payments Platform on behalf of our mobile App users. We offer our users the flexibility to use their digital wallet account to make payments to each other for goods and services, as well as to transfer and withdraw funds. We enable consumers to add funds into their digital wallet safely using a variety of funding sources, including a bank account, a credit or debit card. Our Telibit platform also makes it easier for friends and family to transfer funds to each other for peer to peer transfers.

Our revenues are earned by charging fees for completing payment transactions for our users and other payment-related services. We do not charge users any fees to fund or withdraw from their digital Telibit account; however, we generate revenue from consumers on use of our credit card other value-added services which include peer to peer borrowing. We also plan to generate revenue from advertising on our mobile app.

Aron Govil, presently, owns 80% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 37%. Due to his ownership of Series A Preferred Shares he is able to have majority voting power regardless of his common stock holdings and hence he will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Govil’s interests may not necessarily be in the best interests of the shareholders in general.

Telidyne, Inc. (formerly known as TEC technology, Inc.) was incorporated on December 5, 2011 in the State of Nevada, and redomiciled in Delaware by reincorporating on January 17, 2019.

The Offering

Common Shares Offered by Us:	3,000,000 common shares at a fixed price of $3.00 per share.
Common Shares Offered by the Selling Security Holders:	1,000,000 common shares at a fixed price of $3.00 per share or, if quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.
Minimum Number of Common Shares To Be Sold in This Offering:	None.
Number of Shares Outstanding Before the Offering:	5,000,264 common shares are issued and outstanding as of the date of this prospectus.
Use of Proceeds:	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus. See “Use of Proceeds”

Risk Factors:	You should consider the matters set forth under “Risk Factors” beginning on page 7, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	January 31, 2019	July 31, 2019
Cash	$6,069	$4,893
Total Assets	$10,156	$13,569
Liabilities	$124,497	$116,260
Total Stockholders’ Equity	$(114,341)	$(95,517)

Statement of Operations	Year Ended January 31, 2019	Six Months Ended July 31, 2019	Six Months Ended July 31, 2018
Revenue	$0	$4,589	$0
Income (Loss) for the Period	$(116,141)	$(2,850)	$(2,450)

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RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated August 21, 2019, have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $100,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. The funds from this offering will be used for working capital and to pay for our expenses associated with being a public entity. We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise $15 million to implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

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Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our products and conduct operations;
▪	legislative policies where we sell our products and conduct operations;
▪	the budgetary constraints of our customers;
▪	seasonality;
▪	success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	the timing of new product introductions by us, our suppliers and our competitors;
▪	our product mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us; and
▪	litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

In the event that we are unable to successfully compete in the mobile payment platform industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If the market for our mobile payment platform does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve continued revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our products and products offered by our competitors;
▪	public perceptions regarding our products and the effectiveness and value of our products;
▪	customer satisfaction with our products; and
▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

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Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

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Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the finance industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

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Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

Third parties may claim that we infringe their intellectual property and trademark rights.

Competitors in our markets may claim that we infringe their proprietary rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, injunctions against us or the payment of damages.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

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RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Aron Govil, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in the service industry. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified bilingual and “people friendly” personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Aron Govil, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 80% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 37%. Due to his ownership of Series A Preferred Shares he is able to have majority voting power regardless of his common stock holdings and hence he will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Govil’s interests may not necessarily be in the best interests of the shareholders in general.

Our officers and directors have limited experience conducting a best-efforts offering or managing a public company.

Our officers and directors have limited experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related To Ownership of Our Shares

As there is no minimum for our Primary Offering, if only a few persons purchase shares, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum number of shares that must be sold directly under this Primary Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail. If our business fails, investors will lose their entire investment.

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We are selling this Primary Offering without an underwriter and may be unable to sell any shares.

This Primary Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our officer and director, Aron Govil, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the maximum amount of proceeds from this Primary Offering, we may have to seek alternative financing to implement our plan of operations.

We may have difficulty selling shares under our Primary Offering because the selling shareholders are concurrently offering their shares under the Secondary Offering.

We may have difficulty selling shares under our Primary Offering because we may be competing with the selling security holders who are concurrently offering their shares under the Secondary Offering. Since our common shares are quoted on the OTCPink, the selling security holders will be required to sell their shares at a fixed price of $3.00 per share.  If we upgrade to OTCQB, however, the selling shareholders may sell at market prices. Accordingly, the selling security holders may reduce the price of their shares, if the market price goes down, which may hinder our ability to sell any shares under the Primary Offering.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  government regulation of our products and services;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

Because we are a start-up company with no revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

Even though we have independent directors, they can make and control corporate decisions that may be disadvantageous to other common shareholders.

Using the definition of “independent” in NASDAQ Rule 5605(a)(2), we have determined that 2 of our directors are independent. Our directors have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

 Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus. However, our management has the discretion to use the money as it sees fit and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

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Our securities are considered a penny stock.

Because our securities are considered a penny stock, shareholders will be more limited in their ability to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $3.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

USE OF PROCEEDS

Primary Offering

We are offering a total of 3,000,000 shares at a price of $3.00 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our President.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering. See also “Plan of Operation”.

Item	25%	50%	75%	100%
Gross proceeds	$2,250,000	$4,500,000	$6,750,000	$9,000,000
Estimated offering expenses	$15,000	$15,000	$15,000	$15,000
Net proceeds	$2,235,000	$4,485,000	$6,735,000	$8,985,000

We plan to use the net proceeds of the Primary Offering for working capital and general corporate purposes and acquisitions. We do not have any acquisitions currently pending.

The principal purposes of this offering is to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.  However, expenses associated with meeting our reporting obligations under the Exchange Act will take priority over anything else.

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Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

SELLING SECURITY HOLDERS

Table of Selling Shareholders

The selling security holders named in this prospectus are offering all of the 1,000,000 common shares offered through this prospectus. These shares were acquired on April 5, 2018 in a share purchase transaction from the Company.

The following table provides as of November 5, 2019 information regarding the beneficial ownership of our common shares held by each of the selling security holders, including:

1.	the number of shares beneficially owned by each prior to this Offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the Offering;
4.	the percentage owned by each upon completion of the Offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Security Holder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Aron Govil	4,000,000	80.0%	1,000,000	3,000,000	37%
TOTAL	4,000,000	80.0%	1,000,000	3,000,000	37%

Notes:

*	Represents less than 1%.
(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.
(2)	Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 8,000,264 shares of common stock issued and outstanding on November 5, 2019.

The selling shareholder is our officer and director.

PLAN OF DISTRIBUTION AND DETERMINATION OF OFFERING PRICE

Primary Offering

We are offering 3,000,000 shares at a fixed price of $3.00 per share even if a public trading market for our common shares develops.  The $3.00 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers.  The shares to be sold by us will be sold on our behalf by our CEO, Aron Govil.  Mr. Govil will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

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Mr. Govil will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Govil is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	Mr. Govil will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Govil is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Govil meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he: (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered if hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. While on the OTCPink, however, these sales must be at a fixed price of $3.00 per share. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DILUTION

We intend to sell 3,000,000 shares of our Common Stock at a price of $3.00 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration
	No of Shares	Percent	Amount	Percent	Price Per Share
Existing Shareholders	5,000,264	62.5%	27,306	0%	$0.0055
Purchasers of Shares	3,000,000	37.5%	9,000,000	100%	$3.00
Total	8,000,264	100.0%	9,027,306	100.00%	$1.13

The Following table shows the dilution to the new investors.

Percentage of Offering shares Sold	Net Tangible Book Value prior to Offering	Net Tangible Book Value After Offering	Increase in net Tangible Book Value per Share	Dilution per Share to new investors

25%	0.02	0.37	0.35	2.63
50%	0.02	0.68	0.66	2.32
75%	0.02	0.92	0.90	2.08
100%	0.02	1.11	1.09	1.89

Our historical net tangible book equity as of July 31, 2019 was $(95,517) or $(0.02) per share. Historical net tangible book deficit per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2019. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

If 100% of the offered shares are sold we will receive the maximum proceeds of $8,985,000, after offering expenses have been deducted.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 60,000,000 shares of common stock, with a par value of $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of November 5, 2019 there were 5,000,264 shares of our common stock issued and outstanding. Our common shares are currently held by 181 stockholders of record. As of November 5, 2019 there were 1,000,000 shares of our preferred stock issued and outstanding. Our preferred shares are currently held by 1 stockholder of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

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Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

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Series A Preferred Stock

On January 24, 2019, we designated 1,000,000 shares of our 10,000,000 authorized shares of preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock shall be entitled to vote the number of votes equal to: (i) the number of issued and outstanding common shares issued and outstanding times 1.1 divided by (ii) the total number of Series A Preferred Stock issued and outstanding at the time of such vote.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Convertible Debt

We have not issued and do not have outstanding any debt that is convertible to purchase shares of our common stock.

Anti-Takeover Provisions in Our Charter and Bylaws

Our charter and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors and filling board vacancies. Our bylaws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding Shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

Blank check preferred stock. Our charter authorizes 50,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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▪	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
▪	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
▪	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

As permitted by the Delaware General Corporation Law, provisions in our charter and bylaws that will be in effect at the closing of this offering will limit or eliminate the personal liability of our directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any branch of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Yu Certified Public Accountant, P.C. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Yu Certified Public Accountant, P.C. has presented their report with respect to our audited financial statements. The report of Yu Certified Public Accountant, P.C. is included in reliance upon their authority as experts in accounting and auditing.

22

OUR BUSINESS

Overview

Telidyne Inc. ("Telidyne" or the "Company") is a technology platform company offering digital and mobile payments on behalf of consumers and merchants worldwide through its proprietary mobile App payment platform TELIBIT.

Telidyne’s mobile payment platform enables our users to send and receive payments. We are also developing a two-sided network where both merchants and consumers can have Telibit accounts with a digital wallet balance functionality. Our payment service enables the completion of payments on our Payments Platform on behalf of our mobile App users. We offer our users the flexibility to use their digital wallet account to make payment to each other for goods and services, as well as to transfer and withdraw funds. We enable consumers to add funds into their digital wallet safely using a variety of funding sources, including a bank account or a credit or debit card. Our Telibit platform also makes it easier for friends and family to transfer funds to each other for peer to peer transfers.

Our revenues are earned by charging fees for completing payment transactions for our users and other payment-related services. We do not charge users any fees to fund or withdraw from their digital Telibit account; however, we generate revenue from consumers on use of our credit card other value-added services which include peer to peer borrowing. We also plan to generate revenue from advertising on our mobile app.

Telidyne Inc. (formerly known as TEC technology, Inc.) was incorporated on December 5, 2011 in the State of Nevada. (the “Company”).

On July 25, 2012, the Company divested all three of its wholly owned subsidiaries which conducted 100% of the Company’s operations, i.e.: (i) TEC Technology Limited, Hong Kong, (ii) Anhui TEC Tower Co., Limited, PRC, and (iii) Zhejiang TEC Tower Co., Limited, PRC. Thus, subsequent to that date, the Company had no subsidiaries and no operations going forward.

On January 31, 2018, Aron Govil was appointed officer and director of the Company and on April 5, 2018, he acquired majority ownership stake in the Company.

On March 22, 2018 Company changed its name to Telidyne Inc. and carried out a reverse split of its common stock, par value $0.001, at a ratio of one-for-one thousand. This reverse stock split became effective on March 22, 2018 and, unless otherwise indicated, all share amounts, per share data, share prices, and conversion rates set forth in this Report and the accompanying financial statements have, where applicable, been adjusted retroactively to reflect this reverse stock split of 1000: 1.

On March 24, 2018 the Company started developing software to provide technologies and platforms to a wide variety of companies to disrupt the ecommerce with Blockchain technology. The Company has developed a mobileApp named ‘Telibit” that facilitates peer to peer payments and third party payments.

Recent Developments

On March 24, 2018 the Company started developing software to provide technologies and platforms to a wide variety of companies to ecommerce platform utilizing Blockchain technology. The Company has also developed a mobile App named ‘Telibit” that facilitates peer to peer payments and third-party payments.

Company’s mobile payment platform enables our users to send and receive payments. We are also developing a two-sided network where both merchants and consumers can have Telibit accounts with a digital wallet balance functionality. Our payment service enables the completion of payments on our Payments Platform on behalf of our mobile App users. We offer our users the flexibility to use their digital wallet account to make payments to each other for goods and services, as well as to transfer and withdraw funds. We enable consumers to add funds into their digital wallet safely using a variety of funding sources, including a bank account, a credit or debit card. Our Telibit platform also makes it easier for friends and family to transfer funds to each other for peer to peer transfers. The Telibit App is currently available to download on Android phones through Google Play. Presently more than 100 users have downloaded the Telibit App.

Our revenues are earned by charging fees for completing payment transactions for our users and other payment-related services. We do not charge users any fees to fund or withdraw from their digital Telibit account; however, we generate revenue from consumers on use of our credit card other value-added services which include peer to peer borrowing. We also plan to generate revenue from advertising on our mobile app.

Blockchain is a distributed ledger and all the transactions that ever occurred on that blockchain are recorded and stored in a block of data. Once stored they can never be removed, and so the chain of blocks becomes longer with every transaction. All the data entered into the distributed ledger is protected by complex cryptography, which can easily be unwrapped when you have the key, but impossible to crack when you don’t have it. Telidyne develops platforms for Global Smart Contracts. A Smart Contract utilizes blockchain technology and is essentially a digital agreement between two parties that automatically executes itself. Smart contracts can be of any variety between two or more parties such as (i) amounts to be paid, (ii) the transfer of documents (iii) the selling of a product and (iv) the consumption of a commodity such as power. In ecommerce such smart contracts allow direct transactions between sellers and buyers without the need for a middle man.

On January 18, 2019, the Company re-domiciled from Nevada to Delaware through a Holding Company Reorganization in accordance with section 251(g) of the Delaware general Corporation Law (“DGCL”). In accordance with Section 251(g) of the DGCL, the issuer, Telidyne Inc., the Nevada Company, as previously constituted (the “Predecessor”) became a direct wholly owned subsidiary of a newly formed Delaware corporation, Telidyne Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity.

In accordance with section 251(g) of the DGCL, Telidyne Merger Corporation (“Merger Co”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was a wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Co surviving the Merger as a direct wholly owned subsidiary of the Holding Company and Predecessor losing its existence, (the “Merger”); however as of the effective time of the Merger, the designation, rights, powers and preferences of the Predecessor company’s common stock immediately before the Merger became the same as those of the common stock of the Holding Company. Thus in accordance with section 251(g) of the CGCL Holding Company Reorganization all of the outstanding shares of common stock of the Predecessor were automatically converted into identical shares of the common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. The executive officers and the board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

23

Strategy

We plan to increase of marketing activities so as to generate the awareness of Telibit App and thus generate more downloads and users. As Company generates more funds it will invest in marketing activities and further enhancing the App’s capabilities.

Our ability to grow revenue is affected by, among other things, consumer spending patterns, businesses and consumer adoption of digital payment methods, the growth of internet band-width, increased use of mobile Apps by consumers and businesses. The growth of Company will depend upon consumers’ ability to have fast internet access on their mobile devices and the pace of transition from cash and checks to digital forms of payments. Our strategy to drive growth in our business includes the following:

▪	Growing our payment platform: by expanding our global platform capabilities, our user base and addressing our user’s evolving demands and concerns related to our mobile platform.
▪	Instilling confidence & Trust in Our Users: by instilling trust and confidence through the use of our mobile platform and minimizing perception of risk in our two-sided Payments Platform, and being technology and platform agnostic;
▪	Developing software for other companies and creating strategic partnerships: by creating new strategic partnerships to provide better experiences for mobile app users, offering more flexibility and choices; and
▪	Seeking synergistic acquisitions: growing through synergistic acquisitions in new and related markets around the world and focusing on innovation both in the digital domain.

Suppliers

We are not currently dependent on, nor do we expect to become dependent on, any one or a limited number of suppliers. We utilize sub-suppliers and third party vendors to work with us on developing the software and our payment platforms and to date, we have not experienced difficulties either in obtaining fabricated components and other materials and parts or in obtaining qualified subcontractors for installation work, but we cannot assure that we will not experience difficulties in the future.

Competition

The payment processing industry is highly competitive. The level of competition has increased in recent years as other providers of payment processing services have established a sizable market share in the small and medium sized merchant segment. Our primary competitors for these merchants in these markets include financial institutions and their affiliates and well-established payment processing companies that target merchants directly and through third parties, including Bank of America Merchant Services, Chase Paymentech, Elavon, Inc. (a subsidiary of U.S. Bancorp), First Data Corporation, Heartland Payment Systems, Inc., Vantiv, Inc., Global Payments, Inc. and Wells Fargo. Competing with financial institutions is challenging because they often bundle merchant acquiring services with other banking products. Our growth will depend on the continued growth of electronic payments and our ability to increase our market share through successful competitive efforts to gain new merchants.

We compete against all forms of payments, including credit and debit cards; automated clearing house and bank transfers; other online payment services; mobile payments; and offline payment methods, including cash and check. In addition, many financial institutions, subsidiaries of financial institutions or well-established payment processing companies that we compete with have substantially greater capital, technological, management and marketing resources than we have. These factors may allow our competitors to offer better pricing terms to merchants, which could result in a loss of our potential merchants. This competition may effectively limit the prices we can charge our merchants and require us to control costs aggressively in order to maintain acceptable profit margins. Additionally, our future competitors may develop or offer services that have price or other advantages over the services we provide.

Intellectual Property

We have developed what we hope are proprietary technologies that may give us an edge in competing with our competitors. We rely on a combination of trade secrets and know-how to protect our intellectual property. This strategy exposes us to the risk that others may learn of our trade secrets and know-how and employ this knowledge and thereby put us at a severe disadvantage with consequent injury to our ability to compete effectively in the marketplace.

We face many existing larger and more sophisticated competitors and others who are able enter the markets where we sell our products and compete against us in those markets. We have not obtained and have no plans to obtain any evaluation of our intellectual property rights or whether we may be able to prevail in the event that others claim that we are infringing upon their intellectual property rights. We cannot assure you that our intellectual property strategy is or will remain successful and we may suffer losses thereby.

24

Marketing

We sell our products globally through internet advertising, trade directories and various online media outlets.

Customers

Our principal customers are consumers who have need to send and receive funds from family, friends, peers, coworkers. We also develop software for other companies in any industry.

Government Regulation

We operate in an increasingly complex legal and regulatory environment. Our business and the products and services that we offer are subject to a variety of federal, state and local laws and regulations and the rules and standards of the payment networks that we utilize to provide our electronic payment services, as more fully described below.

Dodd-Frank Act

The Dodd-Frank Act and the related rules and regulations have resulted in significant changes to the regulation of the financial services industry. Changes impacting the electronic payments industry include providing merchants with the ability to set minimum dollar amounts for the acceptance of credit cards and to offer discounts or incentives to entice consumers to pay with cash, checks, debit cards or credit cards, as the merchant prefers. New rules also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. Additionally, the Durbin Amendment to the Dodd-Frank Act provides that the interchange fees that certain issuers charge merchants for debit transactions will be regulated by the Federal Reserve and must be “reasonable and proportional” to the cost incurred by the issuer in authorizing, clearing and settling the transactions. Rules released by the Federal Reserve in July 2011 to implement the Durbin Amendment mandate a cap on debit transaction interchange fees for issuers with assets of $10 billion or greater.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau (the “CFPB”), which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System because it is systemically important to the U.S. financial system. Any new rules or regulations implemented by the CFPB or the Financial Stability Oversight Council or in connection with Dodd-Frank Act that are applicable to us, or any changes that are adverse to us resulting from litigation brought by third parties challenging such rules and regulations, could increase our cost of doing business or limit permissible activities.

Privacy and Information Security Regulations

We provide services that may be subject to privacy laws and regulations of a variety of jurisdictions. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Our business may also be subject to the Fair Credit Reporting Act, which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities who take adverse action based on information obtained from credit reporting agencies. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

25

Anti-Money Laundering and Counter-Terrorism Regulation

Our business is subject to U.S. federal anti-money laundering laws and regulations, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, which we refer to collectively as the “BSA.” The BSA, among other things, requires money services businesses to develop and implement risk-based anti-money laundering programs, report large cash transactions and suspicious activity and maintain transaction records. We are also subject to certain economic and trade sanctions programs that are administered by the Treasury Department’s Office of Foreign Assets Control, or OFAC, that prohibit or restrict transactions to or from or dealings with specified countries, their governments and, in certain circumstances, their nationals, narcotics traffickers and terrorists or terrorist organizations. Similar anti-money laundering, counter terrorist financing and proceeds of crime laws apply to movements of currency and payments through electronic transactions and to dealings with persons specified on lists maintained by organizations similar to OFAC in several other countries and which may impose specific data retention obligations or prohibitions on intermediaries in the payment process. We have developed and continue to enhance compliance programs and policies to monitor and address related legal and regulatory requirements and developments.

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices, or UDAP. In addition, the UDAP and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants, and in some cases may subject us, as the merchant’s payment processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we are deemed to have aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies including the Federal Trade Commission and the states attorneys general have authority to take action against non-banks that engage in UDAP or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Other Regulations

We are subject to U.S. federal and state unclaimed or abandoned property (escheat) laws which require us to turn over to certain government authorities the property of others we hold that has been unclaimed for a specified period of time such as account balances that are due to a distribution partner or merchant following discontinuation of its relationship with us. The Housing Assistance Tax Act of 2008 requires certain merchant acquiring entities and third-party settlement organizations to provide information returns for each calendar year with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements.

Payment Network Rules and Standards

Payment networks establish their own rules and standards that allocate responsibilities among the payment networks and their participants. These rules and standards, including the PCI DSS, govern a variety of areas including how consumers and merchants may use their cards, data security and allocation of liability for certain acts or omissions including liability in the event of a data breach. The payment networks may change these rules and standards from time to time as they may determine in their sole discretion and with or without advance notice to their participants. These changes may be made for any number of reasons, including as a result of changes in the regulatory environment, to maintain or attract new participants, or to serve the strategic initiatives of the networks and may impose additional costs and expenses on or be disadvantageous to certain participants. Participants are subject to audit by the payment networks to ensure compliance with applicable rules and standards. The networks may fine and penalize and/or suspend the registration of participants for certain acts or omissions or the failure of the participants to comply with applicable rules and standards.

An example of a recent standard is EMV, which is mandated by Visa, MasterCard, American Express and Discover to be supported by payment processors by April 2013 and by merchants by October 2015. This mandate sets new requirements and technical standards, including requiring IPOS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and setting new rules for data handling and security. Processors and merchants that do not comply with the mandate or do not use systems that are EMV compliant risk fines and liability for fraud-related losses.

To provide our electronic payments services, we must be registered either indirectly or directly as service providers with the payment networks that we utilize. Because we are not a bank, we are not eligible for membership in certain payment networks, including Visa and MasterCard, and are therefore unable to directly access these networks. The operating regulations of certain payment networks, including Visa and MasterCard, require us to be sponsored by a member bank as a service provider. We are not registered with any payment networks. In due course we plan to set up the necessary sponsorships with our banking connections. Any agreement with our bank sponsors give them substantial discretion in approving certain aspects of our business practices including our solicitation, application and qualification procedures for merchants and the terms of our agreements with merchants.

26

PROPERTIES

We currently do not own any real property. Our headquarters is located at 112 W 34 St., Ste 18006 New York, NY 10016. We have a month to month lease from our principal stockholder at a quarterly rent of $250.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings, and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were 181 registered common shareholders.

Public Market

Our common stock is quoted under the symbol “TLDN” on the OTCPink operated by OTC Markets Group, Inc. Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following tables set forth the range of high and low bid information for our common stock for the each of the periods indicated as reported by the OTCPink. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended January 31, 2019
Quarter Ended	High $	Low $
January 31, 2019	175	175
October 31, 2018	25	25
July 31, 2018	1000	1000
April 30, 2018	1000	1000

Fiscal Year Ended January 31, 2018
Quarter Ended	High $	Low $
January 31, 2018	350	350
October 31, 2017	350	350
July 31, 2017	350	350
April 30, 2017	300	300

27

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Transfer Agent and Registrar and Warrant Agent

Our transfer agent is Issuer Direct Corporation at 1981 Murray Holladay Road, Suite 100, SLC UT, 84117 and phone 801.272.9294 ex: 711 – O.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to conduct exploration activities.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  Delaware law, however, does prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

We do not have any equity compensation plans.

28

FINANCIAL STATEMENTS

Our audited financial statements for the years ended January 31, 2019 and 2018 and our unaudited financial statements for the six months ended July 31, 2019 and 2018 are presented as follows:

29

Yu Certified Public Accountant, P.C.

Professionalism, Expertise, Integrity

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Telidyne Inc.,

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Telidyne Inc., (the “Company”) as of January 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficits and statements of cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telidyne Inc., as of January 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Fresh-start Accounting

As discussed in supplementary notes to the consolidated financial statements, Telidyne Inc. (the Successor) completed the acquisition of TEC technology, Inc. (the Predecessor) in accordance with Section 251(g) of the Delaware general Corporation Law. Accordingly, the accompanying financial statements have been prepared in accordance with Accounting Standards Codification (ASC) Topic 852, Reorganizations. The Successor applied fresh-start reporting and recognized the acquired net assets at fair value, resulting in a lack of comparability with the prior period financial statements of the Predecessor.

Emphasis of Matter - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered operating loss and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 7 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant PC

We have served as the Company's auditor since 2018.

New York, New York

August 21, 2019

Certified Public Accountants

99 Madison Avenue, Suite 601, New York NY 10016

Tel: 347-618-9237

Email: Info@ywlcpa.com

F-1

TELIDYNE, INC.

BALANCE SHEETS

	January 31,	January 31,
	2019	2018
ASSETS
Current Assets:
Cash	$6,069	$0
Total current assets	6,069	0
Property and equipment:
Furniture & Fixtures	487	487

Other Assets
Long term Prepayment	3,600	300

Total assets	$10,156	$300

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued Expenses	$20,000	$10,000
Total current liabilities	20,000	10,000
Long term Liabilities
Note Payable to Owner	104,497
Total liabilities	124,497	10,000

Stockholders' Deficits
Common stock: par value; $0.0001 per share 60,000,000 shares authorized, 4,500,264 shares par value 0.0001 per share outstanding at 01/31/2019 and 30,181,552 shares, par value 0.0001 per share at 01/31/2018	450	3,018
Preferred stock, par value $0.0001 per share 10,000,000 shares authorized 1,000,000 series A shares outstanding at 01/31/2019 1,000,000 series C shares outstanding at 01/31/2018	100	100
Additional Paid-in capital	12,356	(1,712)
Retained Deficits	$(127,247)	(11,106)
Total stockholders' deficits	(114,341)	(9,700)

Total liabilities and stockholders' deficits	$10,156	$300

The accompanying notes are an integral part of these financial statements

F-2

TELIDYNE, INC.

STATEMENTS OF OPERATIONS

	For the years Ended January 31,
	2019	2018

Sales	$0	$0
Cost of Sales	0	0

Gross Margin	0	0

Selling, general and administrative expenses	116,141	11,106

Operating loss	(116,141)	(11,106)

Income before provision for
Income Taxes	(116,141)	(11,106)
Provision for income taxes	0	0

Net Loss	$(116,141)	$(11,106)

Loss per weighted average share:	$(0.034)	$(0.370)
Weighted Average number of shares	3,382,764	30,264

The accompanying notes are an integral part of these financial statements

F-3

TELIDYNE, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Preferred Stock Series C & A	Preferred Stock Par Value	Common Stock
	Number of Shares	Stock	Number of Shares	Par Value $0.0001	Additional Paid-In Capital	Retained Deficits	Total Stockholders' Equity/Deficit

Balance at February 1, 2017	1,000,000	100	300,181,552	3,018	(1,712)	0	1,406

Net loss for the year	—	—	—	—	0	(11,106)	(11,106)

Balance at January 31, 2018	1,000,000	100	300,181,552	3,018	(1,712)	(11,106)	(9,700)
Common Reverse Split, March 22, 2018			30,264	3	3,115
Sale of stock	1,000,000	100	4,470,000	447	10,953		11,500
Retire Pref. C stock	(1,000,000)	(100)
Net income for the year	—	—	—	—	—	(116,141)	(116,141)

Balance at January 31, 2019	1,000,000	100	4,500,264	450	12,356	(127,247)	(114,341)

The accompanying notes are an integral part of these financial statements

F-4

TELIDYNE, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended January 31,
	2019	2018

Cash flows from operating activities
Net Loss	(116,141)	(11,106)
Adjustments to reconcile net income to net
cash used in operating activities:
Long term prepayment and other assets	(3,300)	(300)
Accrued expenses	10,000	10,000
Net cash used in operating activities	(109,441)	(1,406)

Cash flows from investing activities
Increase in fixed assets	(487)	0
Net cash used in investing activities	(487)	—

Cash flows from financing activities
Net loans from shareholders	104,497	0
Proceeds from sale of common stock	11,500	1,406
Net cash provided by financing activities	115,997	1,406

Net increase in cash	6,069	0

Cash beginning of period	0	0
Cash end of period	$6,069	$0

Cash paid during the fiscal year for;

Income taxes	$0.00	$0.00
Interest	$0.00	$0.00

The accompanying notes are an integral part of these financial statements

F-5

TELIDYNE, INC.

NOTES TO FINANCIAL STATEMENTS

1.0	BUSINESS ORGANIZATION

Telidyne Inc. (formerly known as TEC technology, Inc.) was incorporated on December 5, 2011 in the State of Nevada. (the “Company”).

On July 25, 2012, the Company divested all three of its wholly owned subsidiaries which conducted 100% of the Company’s operations, i.e.: (i) TEC Technology Limited, Hong Kong, (ii) Anhui TEC Tower Co., Limited, PRC, and (iii) Zhejiang TEC Tower Co., Limited, PRC. Thus, subsequent to that date, the Company had no subsidiaries and no operations going forward.

On March 22, 2018 Company changed its name to Telidyne Inc. and carried out a reverse split of its common stock, par value $0.001, at a ratio of one-for-one thousand. This reverse stock split became effective on March 22, 2018 and, unless otherwise indicated, all share amounts, per share data, share prices, and conversion rates set forth in this Report and the accompanying financial statements have, where applicable, been adjusted retroactively to reflect this reverse stock split of 1000: 1.

On March 24, 2018 the Company started developing software to provide technologies and platforms to a wide variety of companies to disrupt the ecommerce with Blockchain technology. The Company has developed a mobileApp named ‘Telibit” that facilitates peer to peer payments and third party payments.

Blockchain is a distributed ledger and all the transactions that ever occurred on that blockchain are recorded and stored in a block of data. Once stored they can never be removed, and so the chain of blocks becomes longer with every transaction. All the data entered into the distributed ledger is protected by complex cryptography, which can easily be unwrapped when you have the key, but impossible to crack when you don’t have it. Telidyne develops platforms for Global Smart Contracts. A Smart Contract utilizes blockchain technology and is essentially a digital agreement between two parties that automatically execute itself. Smart contracts can be of any variety between two or more parties such as (i) amounts to be paid, (ii) the transfer of documents (iii) the selling of a product and (iv) the consumption of a commodity such as power. In ecommerce such smart contracts allow direct transactions between sellers and buyers without the need for a middle man.

The Company located its office at 112 W 34 St, Ste 18006, New York, NY 10120.

On January 18, 2019, the Company re-domiciled from Nevada to Delaware through a Holding Company Reorganization in accordance with section 251(g) of the Delaware general Corporation Law (“DGCL”). In accordance with Section 251(g) of the DGCL, the issuer, Telidyne Inc., the Nevada Company, as previously constituted (the “Predecessor”) became a direct wholly owned subsidiary of a newly formed Delaware corporation, Telidyne Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity.

In accordance with section 251(g) of the DGCL, Telidyne Merger Corporation (“Merger Co”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was a wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Co surviving the Merger as a direct wholly owned subsidiary of the Holding Company and Predecessor losing its existence, (the “Merger”); however as of the effective time of the Merger, the designation, rights, powers and preferences of the Predecessor company’s common stock immediately before the Merger became the same as those of the common stock of the Holding Company. Thus in accordance with section 251(g) of the CGCL Holding Company Reorganization all of the outstanding shares of common stock of the Predecessor were automatically converted into identical shares of the common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. The executive officers and the board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

F-6

2.0	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial Statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. The accounting policies confirm to the general accepted accounting principles in the United States of America and have been consistently applied in the preparation thereof. The Company has adopted January 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates also affect that reported amounts of revenues and expenses during the reporting period.  Actual events and results could differ from those assumptions and estimates.

Cash & Cash Equivalents

Cash and cash equivalvents include short-term liquid investments that are readily convertible to cash and have original maturities of nine months or less.

Fixed Assets

Furniture & Fixtures and Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

Capitalized Cost of external use Software

The Company capitalizes certain costs incurred to purchase or create external-use software in accordance with FASB Accounting Standards Codification (ASC) Topic 985. To date, such costs have included external direct costs of materials and services incurred in the development of software for selling. We expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached once a viable prototype is achieved that meets the criteria for capitalization. Once the capitalization criteria have been met, such costs are classified as software and are amortized on a straight-line basis over five years once the software has been put into use. Subsequent additions, modifications, or upgrades to software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to lack of dilutive items in the Company.

F-7

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the current reporting periods.

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Stock-based compensation

The Company records compensation expense associated with stock options and other forms of employee and non-employee equity compensation in accordance with FASB ASC 718, “Compensation – Stock Compensation”, formerly referenced as SFAS 123R, “Share-Based Payment”. The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option-pvricing formula and a single option approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

During the twelve months ended January 31, 2019 and 2018, the Company incurred $-0- and $-0- in stock-based compensation expense.

Other

The Company is subject to substantial risks and uncertainties inherent in starting a new business. There are no assurances that the Company will be able to generate sufficient revenues or obtain sufficient funding necessary to continue in business.

F-8

3.0	INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2018, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21%)
—

Net deferred tax assets consist of the following:

	January 31, 2019	January 31, 2018

Net operating loss carry forward	$127,247	$11,106
Valuation allowance	(127,247)	(11,106)
Net deferred tax asset	$—	$—

A reconciliation of income taxes computed at the statutory rate is as follows:

	Year ended January 31,
	2019	2018

Tax at statutory rate (21%)	$116,141	$11,106

Increase in valuation allowance	(116,141)	(11,106)
Income tax expenses	$—	$—

The Company did not pay any income taxes during the year ended January 31, 2019 or 2018.

F-9

4.0	STOCKHOLDER’S DEFICIT

The shareholders deficit of the Company was ( $114,341) and ($9,700) on January 31, 2019 and 2018, respectively.

Common & Preferred Stock

Common Stock

The Company’s common stock trades on OTC market under the symbol “TLDN”. The Company is authorized to issue 60,000,000 shares of common stock, $0.0001 par value. As of January 31, 2019, there were 4,500,264 shares issued and outstanding and at January 31, 2018, there were 300,191,552 shares issued and outstanding.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred stock par value $0.0001 per share. Except as otherwise provided by law, the shares of the stock of the Corporation, regardless of the class, may be issued by the Corporation from time to time in such amounts and designations, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. As of January 31, 2019, there were 1,000,000 shares of Series A preferred shares, par value $0.0001 per share, issued and outstanding.

As per the designation of Series A Preferred stock, each issued and outstanding Series A Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company issued and outstanding at the time of such vote multiplied by 1.1; divided by (ii) the total number of Series A Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series A Preferred Shares shall vote together with the holders of Common Shares as a single class in all matters where holders of common stock will vote.

On January 24, 2019, the Company issued 1,000,000 shares of series A Preferred shares to its Chairman & CEO, Aron Govil, in consideration for $100.

5.0	HOLDING COMPANY REORGANIZATION

On January 18, 2019, the Company completed a Holding Company Reorganization in accordance with section 251(g) of the Delaware general Corporation Law (“DGCL”). In accordance with Section 251(g) of the DGCL, Telidyne Inc. a newly incorporated Delaware corporation (the “Holding Company”) became the successor issuer of Telidyne Inc., the Nevada Company, as previously constituted (the “Predecessor”). In other words, the Holding Company is now the public entity.

In accordance with section 251(g) of the DGCL, Telidyne Merger Corporation (“Merger Co”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was a wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Co surviving the Merger as a direct wholly owned subsidiary of the Holding Company and Predecessor losing its existence, (the “Merger”); however as of the effective time of the Merger, the designation, rights, powers and preferences of the Predecessor company’s common stock immediately before the Merger became the same as those of the common svtock of the Holding Company. Thus in accordance with section 251(g) of the CGCL, after the Holding Company Reorganization all of the outstanding shares of common stock of the Predecessor were automatically converted into identical shares of the common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. The executive officers and the board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

F-10

6.0	RELATED PARTIES

The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures include: a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The Company rents its offices from its Chairman on a month to month basis at a monthly rent of $250.00. The Company can terminate this agreement at any time without prior notice or any liability.

Aron Govil, the major shareholder of the Company has provided a loan of $104,497 to the Company as of January 31, 2019. This loan is non-interest bearing and is due upon demand by the shareholder.

7.0	GOING CONCERN AND LIQUIDITY

The accompanying financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future and, thus, do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern. However, the Company's ability to continue as a going concern is dependent upon generating profitable operations in the future and obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred operating losses since Company has not had any sales. The Company has made investment in the development of a completely new mobile App Telibit, which expenses have caused the Company to incur operating losses. Cash losses over the past several years have been financed by funds provided by the shareholder.

Notwithstanding ongoing investment plans, the Company will likely require additional financing over the next twelve months to implement its planned business objectives and strategies. Accordingly, and in light of the Company's historic and continuing losses, there is substantial doubt about the Company's ability to continue as a going concern.

8.0	SUBSEQUENT EVENTS

The Company will evaluate subsequent events through the date when the financial statements were issued. It is the Company’s policy to disclose subsequent information that it feels is important to the context of the financial statements. Company continues to market it mobile App Telibit and get more subscribers. There are no other subsequent events.

F-11

TELIDYNE, INC.

CONDENSED BALANCE SHEETS

	July 31,	January 31,
	2019	2019
	Unaudited	Audited
ASSETS
Current Assets:
Cash	$4,893	$6,069
Account Receivable	$4,589
Total current assets	9,482	6,069
Property and equipment:
Furniture & Fixtures, net	390	487
Total Property and equipment	390	487
Other Assets
Long term Prepayment	3,600	3,600
Total assets	$13,472	$10,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued Expenses	$11,763	$20,000
Total current liabilities	11,763	20,000
Long term Liabilities
Note Payable to Owner	104,497	104,497
Total liabilities	116,260	124,497

Stockholders' Deficits
Common stock: par value; $0.0001 per share 60,000,000 shares authorized, 5,000,264 shares par value 0.0001 per share outstanding at 07/31/2019 and 4,500,264 shares, par value 0.0001 per share outstanding at 01/31/2019	500	450

Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, 1,000,000 series A shares outstanding at 01/31/2019, 1,000,000 series C shares outstanding at 01/31/2018	100	100
Additional Paid-in capital	26,806	12,356
Retained Deficits	$(130,194)	$(127,247)
Total stockholders' deficits	(102,788)	(114,341)

Total liabilities and stockholders' deficits	$13,472	$10,156

The accompanying notes are an integral part of these financial statements

F-12

TELIDYNE, INC.

CONDENSED STATEMENTS OF OPERATIONS

	For Six Months Ended July 31,
	2019	2018

Sales	$4,589	$0
Cost of Sales	1,763	0

Gross Margin	2,826	0

Selling, general and administrative expenses	5,773	2,450

Operating Income	(2,947)	(2,450)

Income before provision for Income Taxes	(2,947)	(2,450)
Provision for income taxes	0	0

Net Income	$(2,947)	$(2,450)

Income per weighted average share:	$0.000	$0.000
Weighted Average number of shares	4,915,264	3,382,764

The accompanying notes are an integral part of these financial statements

F-13

TELIDYNE, INC.

CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Preferred Stock Series C & A	preferred Stock Par Value	Common Stock
	Number of Shares	Stock	Number of Shares	Par Value $0.0001	Additional Paid-In Capital	Retained Deficits	Total Stockholders' Equity/Deficit

Balance at January 31, 2018	1,000,000	100	300,181,552	3,018	(1,712)	(11,106)	(9,700)
Common Reverse Split, March 22, 2018			30,264	3	3,115
Sale of stock	1,000,000	100	4,470,000	447	10,953		11,500
Retire Pref. C stock	(1,000,000)	(100)
Net Loss for Six Months Ended July 31, 2018	—	—	—	—	—	(2,450)
Balance at July 31, 2018	1,000,000	100	4,500,264	450	12,356	(13,556)	(1,800)
Net Loss for FY 2018	—	—	—	—	—	(116,141)	(116,141)
Balance at January 31, 2019	1,000,000	100	4,500,264	450	12,356	(127,247)	(114,341)

Sale of Stock			500,000	50	14,450		14,500
Net Loss for Six Months Ended July 31, 2019						(2,947)

Balance at July 31, 2019	1,000,000	100	5,000,264	500	26,806	(130,194)	(102,788)

The accompanying notes are an integral part of these financial statements

F-14

TELIDYNE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For Six Months Ended July 31,
	2019	2018

Cash flows from operating activities
Net Loss	(2,947)	(2,450)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	97	—
Accounts receivable	(4,589)	—
Accrued expenses	(8,237)	0
Net cash used in operating activities	(15,676)	(2,450)

Cash flows from investing activities
Increase in fixed assets	0	0
Net cash used in investing activities	—	0

Cash flows from financing activities
Net loans from shareholders	0	2,450
Proceeds from sale of common stock	14,500	—
Net cash provided by financing activities	14,500	2,450

Net increase in cash	(1,176)	0

Cash beginning of period	6,069	0
Cash end of period	$4,893	$0

Cash paid during the fiscal year for;

Income taxes	$0.00	$0.00
Interest	$0.00	$0.00

The accompanying notes are an integral part of these financial statements

F-15

TELIDYNE, INC.

NOTES TO FINANCIAL STATEMENTS

1.0	BUSINESS ORGANIZATION

Telidyne Inc. (formerly known as TEC technology, Inc.) was incorporated on December 5, 2011 in the State of Nevada. (the “Company”).

On July 25, 2012, the Company divested all three of its wholly owned subsidiaries which conducted 100% of the Company’s operations, i.e.: (i) TEC Technology Limited, Hong Kong, (ii) Anhui TEC Tower Co., Limited, PRC, and (iii) Zhejiang TEC Tower Co., Limited, PRC. Thus, subsequent to that date, the Company had no subsidiaries and no operations going forward.

On March 22, 2018 Company changed its name to Telidyne Inc. and carried out a reverse split of its common stock, par value $0.001, at a ratio of one-for-one thousand. This reverse stock split became effective on March 22, 2018 and, unless otherwise indicated, all share amounts, per share data, share prices, and conversion rates set forth in this Report and the accompanying financial statements have, where applicable, been adjusted retroactively to reflect this reverse stock split of 1000: 1.

On March 24, 2018 the Company started developing software to provide technologies and platforms to a wide variety of companies to disrupt the ecommerce with Blockchain technology. The Company has developed a mobileApp named ‘Telibit” that facilitates peer to peer payments and third party payments. Company has started generating revenues through software development work for various clients.

Blockchain is a distributed ledger and all the transactions that ever occurred on that blockchain are recorded and stored in a block of data. Once stored they can never be removed, and so the chain of blocks becomes longer with every transaction. All the data entered into the distributed ledger is protected by complex cryptography, which can easily be unwrapped when you have the key, but impossible to crack when you don’t have it. Telidyne develops platforms for Global Smart Contracts. A Smart Contract utilizes blockchain technology and is essentially a digital agreement between two parties that automatically execute itself. Smart contracts can be of any variety between two or more parties such as (i) amounts to be paid, (ii) the transfer of documents (iii) the selling of a product and (iv) the consumption of a commodity such as power. In ecommerce such smart contracts allow direct transactions between sellers and buyers without the need for a middle man.

The Company located its office at 112 W 34 St, Ste 18006, New York, NY 10120

On January 18, 2019, the Company re-domiciled from Nevada to Delaware through a Holding Company Reorganization in accordance with section 251(g) of the Delaware general Corporation Law (“DGCL”). In accordance with Section 251(g) of the DGCL, the issuer, Telidyne Inc., the Nevada Company, as previously constituted (the “Predecessor”) became a direct wholly owned subsidiary of a newly formed Delaware corporation, Telidyne Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity.

In accordance with section 251(g) of the DGCL, Telidyne Merger Corporation (“Merger Co”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was a wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Co surviving the Merger as a direct wholly owned subsidiary of the Holding Company and Predecessor losing its existence, (the “Merger”); however as of the effective time of the Merger, the designation, rights, powers and preferences of the Predecessor company’s common stock immediately before the Merger became the same as those of the common stock of the Holding Company. Thus in accordance with section 251(g) of the CGCL Holding Company Reorganization all of the outstanding shares of common stock of the Predecessor were automatically converted into identical shares of the common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. The executive officers and the board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

F-16

2.0	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial Statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. The accounting policies confirm to the general accepted accounting principles in the United States of America and have been consistently applied in the preparation thereof. The Company has adopted January 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates also affect that reported amounts of revenues and expenses during the reporting period.  Actual events and results could differ from those assumptions and estimates.

Cash & Cash Equivalents

Cash and cash equivalents include short-term liquid investments that are readily convertible to cash and have original maturities of nine months or less.

Fixed Assets

Furniture & Fixtures and Property and equipment are stated at cost and are depreciated using the straight-line method over five years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized. Depreciation expense for six months ended July 31, 2019 was $97 and $0.0 for six months ended July 31, 2018.

Capitalized Cost of external use Software

The Company capitalizes certain costs incurred to purchase or create external-use software in accordance with FASB Accounting Standards Codification (ASC) Topic 985. To date, such costs have included external direct costs of materials and services incurred in the development of software for selling. We expense software development costs, including costs to develop software products or the software component of products to be sold, leased, or marketed to external users, before technological feasibility is reached. Technological feasibility is typically reached once a viable prototype is achieved that meets the criteria for capitalization. Once the capitalization criteria have been met, such costs are classified as software and are amortized on a straight-line basis over five years once the software has been put into use. Subsequent additions, modifications, or upgrades to software are capitalized only to the extent that they allow the software to perform a task it previously did not perform. Software maintenance and training costs are expensed in the period in which they are incurred.

Revenue Recognition

Adoption of ASC 606

The Company adopted ASC 606 “Revenue from Contracts with Customers”, using the modified retrospective approach for all of its contracts. In accordance with ASC 606, revenues are recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s contract with customers do not include significant financing component and any variable consideration.

The Company does not believe that significant management judgements are involved in revenue recognition, but the amount and timing of the Company’s revenues could be different for any period if management made different judgments or utilized different estimates. Generally, the Company recognizes revenue under ASC Topic 606 for its performance obligation. The sales of software services are derived principally from developing custom software for customers, the Company recognizes revenue upon the delivery of products to the customers, which is when the goods delivered to the users’ designated address and it is probable that the Company will collect the payments.   The Company plays the role of principal, according to ASC Topic 606 since Company is primarily responsible for fulfilling the obligation to provide the specified good and services and also controls the goods and services before they are transferred to the customer.

Cost of sales

The Company recognizes cost of sales as the accumulated total costs used to create a product or service, which has been sold. These costs included direct labor and salaries, direct materials and direct overhead involved in generating the sale. Presently, the Company issues contract to a related entity who carried out all the work for the required services under an order received from a customer by the Company.

Basic and Diluted Net Income per Share

Basic earnings per share is calculated using the weighted-average number of common shares outstanding during the period without consideration of the dilutive effect of stock warrants and convertible notes. Diluted earnings per share is calculated using the weighted-average number of common shares outstanding during the period after consideration of the dilutive effect of any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to lack of dilutive items in the Company.

F-17

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the current reporting periods.

Fair Value of Financial Instruments

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Stock-based compensation

The Company records compensation expense associated with stock options and other forms of employee and non-employee equity compensation in accordance with FASB ASC 718, “Compensation – Stock Compensation”, formerly referenced as SFAS 123R, “Share-Based Payment”. The Company estimates the fair value of stock options granted using the Black-Scholes-Merton option-pricing formula and a single option approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period.

During the six months ended July 31, 2019 and 2018, the Company incurred $-0- and $-0- in stock-based compensation expense.

Other

The Company is subject to substantial risks and uncertainties inherent in starting a new business. There are no assurances that the Company will be able to generate sufficient revenues or obtain sufficient funding necessary to continue in business.

F-18

3.0	INCOME TAXES

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because it has experienced operating losses. When it is more likely than not that a tax asset cannot be realized through future income, the Company must take a full valuation allowance for this future tax benefit. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that the Company will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the year ended December 31, 2018, or during the prior three years applicable under FASB ASC 740. The Company did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns have been appropriately filed by the Company.

Income tax provision at the federal statutory rate	21%
Effect of operating losses	(21%)
—

Net deferred tax assets consist of the following:

	July 31, 2019	January 31, 2019

Net operating loss carry forward	$130,097	$127,247
Valuation allowance	(130,097)	(127,247)
Net deferred tax asset	$—	$—

A reconciliation of income taxes computed at the statutory rate is as follows:

	Year ended July 31,
	2019	2018

Tax at statutory rate (21%)	$130,097	$2,450

Increase in valuation allowance	(130,097)	(2,450)
Income tax expenses	$—	$—

The Company did not pay any income taxes during the year ended July 31, 2019 or 2018.

4.0	STOCKHOLDER’S DEFICIT

The shareholders deficit of the Company was $(102,691) and $(2,450) on July 31, 2019 and July 31, 2018, respectively.

Common & Preferred Stock

Common Stock

The Company’s common stock trades on OTC market under the symbol “TLDN”. The Company is authorized to issue 60,000,000 shares of common stock, $0.0001 par value. The Company issued 500,000 shares of restricted common stock on February 22, 2019 to a third party. As of July 31, 2019, there were 5,000,264 shares issued and outstanding and at January 31, 2019, there were 4,500,264 shares issued and outstanding.

F-19

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred stock par value $0.0001 per share. Except as otherwise provided by law, the shares of the stock of the Corporation, regardless of the class, may be issued by the Corporation from time to time in such amounts and designations, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. As of July 31, 2019,   there were 1,000,000 shares of Series A preferred shares, par value $0.0001 per share, issued and outstanding.

As per the designation of Series A Preferred stock, each issued and outstanding Series A Preferred Share shall be entitled to the number of votes equal to the result of: (i) the number of shares of common stock of the Company issued and outstanding at the time of such vote multiplied by 1.1; divided by (ii) the total number of Series A Preferred Shares issued and outstanding at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series A Preferred Shares shall vote together with the holders of Common Shares as a single class in all matters where holders of common stock will vote.

On January 24, 2019, the Company issued 1,000,000 shares of series A Preferred shares to its Chairman & CEO, Aron Govil, in consideration for $100.

5.0	HOLDING COMPANY REORGANIZATION

On January 18, 2019, the Company completed a Holding Company Reorganization in accordance with section 251(g) of the Delaware general Corporation Law (“DGCL”). In accordance with Section 251(g) of the DGCL, Telidyne Inc. a newly incorporated Delaware corporation (the “Holding Company”) became the successor issuer of Telidyne Inc., the Nevada Company, as previously constituted (the “Predecessor”). In other words, the Holding Company is now the public entity.

In accordance with section 251(g) of the DGCL, Telidyne Merger Corporation (“Merger Co”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was a wholly owned subsidiary of the Holding Company, merged with and into the Predecessor, with Merger Co surviving the Merger as a direct wholly owned subsidiary of the Holding Company and Predecessor losing its existence, (the “Merger”); however as of the effective time of the Merger, the designation, rights, powers and preferences of the Predecessor company’s common stock immediately before the Merger became the same as those of the common stock of the Holding Company. Thus in accordance with section 251(g) of the CGCL, after the Holding Company Reorganization all of the outstanding shares of common stock of the Predecessor were automatically converted into identical shares of the common stock of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization. The executive officers and the board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

F-20

6.0	RELATED PARTIES

The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. The disclosures include: a. the nature of the relationship(s) involved b. description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The Company rents its offices from its Chairman on a month to month basis at a rent of $250.00 per quarter.   The Company can terminate this agreement at any time without prior notice or any liability.

The Company outsources software services on a project by project basis to Cemtrex Technologies Pvt Ltd, a subsidiary of Cemtrex Inc., an entity which is controlled by Aron Govil.

Aron Govil, the major shareholder of the Company has provided a loan of $104,497 to the Company as of July 31, 2019. This loan is non-interest bearing and is due upon demand by the shareholder.

7.0	GOING CONCERN AND LIQUIDITY

The accompanying financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future and, thus, do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern. However, the Company's ability to continue as a going concern is dependent upon generating profitable operations in the future and obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company has incurred operating losses since Company has not had any sales. The Company has made investment in the development of a completely new mobile App Telibit, which expenses have caused the Company to incur operating losses. Cash losses over the past several years have been financed by funds provided by the shareholder.

Notwithstanding ongoing investment plans, the Company will likely require additional financing over the next twelve months to implement its planned business objectives and strategies. Accordingly, and in light of the Company's historic and continuing losses, there is substantial doubt about the Company's ability to continue as a going concern.

8.0	SUBSEQUENT EVENTS

The Company will evaluate subsequent events through the date when the financial statements were issued. It is the Company’s policy to disclose subsequent information that it feels is important to the context of the financial statements. Company continues to market it mobile App Telibit and get more subscribers. There are no other subsequent events.

F-21

MANAGEMENT’S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Results of Operations for the Year Ended January 31, 2019 and 2018

Revenues

We have not earned any revenues for the years ended January 31, 2019 and 2018. We hope to achieve revenues once we establish sales channels for our products and services and implement our business strategies as described above. If we are unable to obtain financing, however, the implementation of our business strategies will be frustrated, and we could go out of business.

Operating Expenses

Operating expenses increased to $116,141 for the year ended January 31, 2019 from $11,106 for the year ended January 31, 2018.

The main reason for the sharp increase in operating expenses was due to the amount invested in research and development to finalize the company’s mobileApp “Telibit”.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Net Loss

We incurred a net loss of $116,141 for the year ended January 31, 2019, compared to a net loss of $11,106 for the year ended January 31, 2018.

Results of Operations for the Six Months Ended July 31, 2019 and 2018

Revenues

Our total revenue reported for the six months ended July 31, 2019 was $4,589, an increase from $0 for the same period ended 2018.

The revenues we had for the six months ended July 31, 2019 were predominantly from customers for software services.

We had a gross profit for the six months ended July 31, 2019 of $2,826, or approximately 62% of revenues. We hope to achieve increased revenues once we establish sales channels for our products and services and implement our business strategies as described above. If we are unable to obtain financing, however, the implementation of our business strategies will be frustrated and we could go out of business.

Operating Expenses

Operating expenses increased to $5,676 for the six months ended July 31, 2019 from $2,450 for the six months ended July 31, 2018.

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We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business activities and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Net Loss

We had a net loss of $2,947 for the six months ended July 31, 2019, compared to a net loss of $2,450 for the six months ended July 31, 2018.

Liquidity and Capital Resources

As of July 31, 2019, we had total current assets of $9,482 and total current liabilities of $11,763. We had working capital of $2,281 as of July 31, 2019.

Operating activities used $15,676 in cash for the six months ended July 31, 2019, as compared with $2,450 in cash for the same period ended 2018. Our negative operating cash flow was mainly the result of a change in accrued expenses and accounts receivables.

Financing activities provided $14,500 in cash for the six months ended July 31, 2019, as compared with $2,450 in cash for the same period ended 2018. In 2019, the positive financing cash flow was from the sale of our stock and in 2018 it resulted from shareholder loans.

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Our plan specifies a minimum amount of $100,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $100,000 from this offering, our business will continue to operate with no marketing and additional development work for at least 10 months before we could be forced to suspend our operations or go out of business. Our long term growth plan calls for a raise of $15,000,000 to fund our growth plans. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful. You may lose your entire investment.

Off-Balance Sheet Arrangements

As of July 31, 2019, there were no off-balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, our revenues for the period from inception to July 31, 2019 has not been able to support our operating expenses. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and position of our sole executive officer and director as of the date hereof.

Name	Positions
Aron Govil	President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Sunny Verma	Director
Paulson Ambookan	Director

Aron Govil

Aron Govil is the company’s Chairman and CEO since since January 2018. . Mr. Govil is currently an officer and director of Cemtrex, Inc., an industrial technology company since 1998. Mr. Govil also holds executive positions in several companies around the world. Mr. Govil has started, developed and sold several companies since 1985 in the environmental, energy, technology, and entertainment fields. Mr. Govil has extensive and diversified experience in mergers & acquisitions, IPOs, enterprise creation, and bank financings. Mr. Govil holds a B.E. degree in Chemical Engineering and M.B.A. in Finance. Mr. Govil’ s experience and deep understanding of the operations of the Company allow him to make valuable contributions to the Company’s Board. Mr. Govil devotes full time to the business.

Aside from that above, Mr. Govil does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

We have chosen Mr. Govil as our director because of his leadership skills and business development experience.

Sunny Verma

Sunny Verma has been a director of the Company since January, 2019 and is an independent director and part of the Audit Committee. Mr. Verma has over 21 years of diversified IT experience and is Chief Operating Officer of Seva Technologies Inc., an Information Technology consulting firm since 2009. Mr. Verma has BS in Computer science and has developed many original software applications of a variety of market places.

Aside from that above, Mr. Verma does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Paulson Ambookan

Paulson Ambookan has been a director of the Company since July 2019 and is an independent director and part of the Audit Committee. Mr. Ambookan started his career 25 years ago as an entrepreneur developing Computer magazine as its Group Publisher. Subsequently Mr. Ambookan has worked with many energy, technology and blockchain companies on numerous projects including designing educating and curating client-centric Blockchain events to connect entrepreneurs and investors. Mr Ambookan is presently president of Blockchain Connex Co. and sits on various advisory boards of innovative blockchain companies.

Aside from that above, Mr. Ambookan does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Term of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Family Relationships

There are no family relationships between our executive officers and directors.

Other Significant Employees

Other than our executive officers, we do not currently have any significant employees.

Audit Committee

Our Audit Committee is comprised of Directors Sunny Verma and Paul Ambookan,

The Audit Committee approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Audit Committeee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

For the fiscal year ending January 31, 2019, the Audit Committee:

1.	Reviewed and discussed the audited financial statements with management, and
2.	Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the Audit Committee’s review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended January 31, 2019 and 2018 to be included in this Prospectus and filed with the Securities and Exchange Commission.

The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert as defined under applicable SEC rules and also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

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Involvement in Certain Legal Proceedings

Aside from the following, during the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued to our named executive officers, as that term is defined in Item 402(m)(2) of Regulation S-K, for the years ended January 31, 2019 and 2018.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Aron Govil Chief Executive Officer and Director	2019 2018	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Outstanding Equity Awards At Fiscal Year End

As at July 31, 2019, we did not have any outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 5, 2019, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless otherwise stated, the address for each beneficial owner is at 112 W 34 St., Ste 18006 New York, NY 10016.

	Common Stock		Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Aron Govil (3)	4,000,000	80%	1,000,000	100%
All Directors and Executive Officers as a Group (1 person)	4,000,000	80%	1,000,000	100%
5% Holders
Savivar Assets Holdings Inc. (4) 1170 Gulf Blvd. Ste. 2001 Clearwater, FL 33767	500,000	10%	—	—
Allied Combustion Systems & Construction Co Limited. (5) Room 21F Futura Plaza 111 Hov Kwun Tong Hong Kong	470,000	9%	—	—

(1)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	The percent of class is based on 5,000,264 shares of common stock outstanding and 1,000,000 shares of Series A Preferred Stock outstanding as of November 5, 2019.
(3)	Aron Govil, presently, owns 80% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 37%. Due to his ownership of Series A Preferred Shares he is able to have majority voting power regardless of his common stock holdings and hence he will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Govil’s interests may not necessarily be in the best interests of the shareholders in general.
(4)	Beneficially owned by Saagar Govil, son of Aron Govil
(5)	Beneficially owned by Janes Wang

Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

RELATED TRANSACTIONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

(i)	Any of our directors or officers;
(ii)	Any person proposed as a nominee for election as a director;

(iii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding common shares;
(iv)	Any of our promoters; and

(v)	Any relative or spouse of any of the foregoing persons who has the same house as such person.

DIRECTOR INDEPENDENCE

Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Aron Govil is not an independent director as a result of his employment as President and CEO. Accordingly, we have two independent members on our Board of Directors.

As a result of our limited operating history and minimal resources, our management believes that it will have difficulty in attracting independent directors.  In addition, we would likely be required to obtain directors and officers insurance coverage in order to attract and retain independent directors.  Our management believes that the costs associated with maintaining such insurance is prohibitive at this time.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SUBJECT TO COMPLETION, DATED ______________________

PROSPECTUS

TELIDYNE, INC.

3,000,000 PRIMARY SHARES

1,000,000 SECONDARY SHARES

Dealer Prospectus Delivery Obligation

Until _____________________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

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INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$2,424
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$8,000
Legal Fees and Expenses	$5,000
Total	$15,424

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

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Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of charter or bylaws.

RECENT SALES OF UNREGISTERED SECURITIES

We have recently completed the following sales of unregistered securities:

On January 24, 2019, the Company issued 1,000,000 shares of series A Preferred shares to its Chairman & CEO, Aron Govil, in consideration for $100.

On February 22, 2019, Company issued 500,000 restricted shares to Savivar Assets Holdings Inc., for $25,000. On April 13, 2018 Company sold 470,000 restricted shares to Allied Combustion Systems & Construction Co Ltd for $1000.00. On April 5, 2018, Company sold 4,000,000 restricted shares to Aron Govil for $10,500.00.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (1)
3.2	Certificate of Designation (1)
3.3	Bylaws (1)
3.4	Certificate of Amendment to Certificate of Incorporation (1)
5.1	Opinion of The Doney Law Firm with consent to use (1)
23.1	Consent of Yu Certified Public Accountant. P.C.
99.1	Subscription Agreement (1)

(1) Previously Filed

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, NY, on November 5, 2019.

TELIDYNE, INC.

By:	/s/ Aron Govil
ARON GOVIL
President, CEO and Director
(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aron Govil	President, CEO and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	November 5, 2019
ARON GOVIL

Signature	Title	Date
/s/ Paulson Ambookan	Director	November 5, 2019
PAULSON AMBOOKAN

Signature	Title	Date
/s/ Sunny Verma	Director	November 5, 2019
SUNNY VERMA

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